                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Bio-Vascular, Inc. on Form S-8 (File No. 33-85394 and 33-94588) of our reports dated December 16, 1994, except for the last two paragraphs of Note 6, as to which the date is January 2, 1995, on our audits of the consolidated financial statements and financial statement schedule of Bio-Vascular, Inc. as of October 31, 1993 and 1994, and for the years then ended and on our audit of the financial statements of Vital Images, Incorporated for the year ended December 31, 1992 and the combination of such financial statements with those of Bio-Vascular, Inc. for the year ended October 31, 1992, after restatement for the 1994 pooling-of-interests, which reports are included in this Amendment No. 1 to Annual Report on Form 10-K/A.


                                                        COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
September 20, 1995